Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

FISERV, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Debt	4.500% Senior Notes due 2031	457(r)(1)	$867,360,000	99.566%	$863,595,657.60	$110.20 per $1 million	$95,168.24
	Total Offering Amounts					$863,595,657.60		$95,168.24
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$95,168.24
(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is €800,000,000.
(2)	The amount registered and maximum aggregate offering price has been calculated using the euro/USD exchange rate of €1.00/$1.0842, as reported by Bloomberg, L.P. as of May 17, 2023.